EXECUTION


                       SAXON ASSET SECURITIES TRUST 2001-2

                     MORTGAGE LOAN ASSET BACKED CERTIFICATES


                                  SERIES 2001-2


                                 TRUST AGREEMENT


                            dated as of July 1, 2001


                                      among


                         SAXON ASSET SECURITIES COMPANY,

                                  as Depositor


                              SAXON MORTGAGE, INC.,

                               as Master Servicer


                                       and


                             BANKERS TRUST COMPANY,

                       as Trustee, Certificate Registrar,
                       Paying Agent and Calculation Agent

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I Definitions..........................................................7

   Section 1.01.  Standard Terms; Section References...........................7

   Section 1.02.  Defined Terms................................................8

   Section 1.03   Calculation of Certain Amounts..............................30


Article II Formation of Trust; Conveyance of Mortgage Loans...................30

   Section 2.01.  Conveyance of Mortgage Loans................................30

   Section 2.02.  Purchase of Subsequent Mortgage Loans.......................31

   Section 2.03.  Pre-Funding Account and Capitalized Interest Account........34

Article III Remitting to Certificateholders...................................34

   Section 3.01.  Certificate Distributions...................................34

   Section 3.02.  Reports to the Depositor and the Trustee....................38

   Section 3.03.  Reports by or on Behalf of the Master Servicer..............39

   Section 3.04.  Advance Facility............................................40

Article IV The Certificates...................................................42

   Section 4.01.  The Certificates............................................42

   Section 4.02.  Denominations...............................................43

Article V Miscellaneous Provisions............................................43

   Section 5.01.  Request for Opinions........................................43

   Section 5.02.  Form of Certificates; Schedules and Exhibits;
                  Governing Law...............................................43

   Section 5.04.  Master Servicer; Certificate Registrar, Paying Agent
                  and Calculation Agent.......................................44


                                       i
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Schedule I:       The Mortgage Loans:        A.      Group I Mortgage Loans

                                             B.      Group II Mortgage Loans
                                                     (Separately identifying
                                                     the Subgroup IIA and IIB
                                                     Mortgage Loans)

Schedule II:      Sales Agreement

Schedule III:     Servicing Agreement

Schedule IV:      Form of Subsequent Sales Agreement

Exhibit AF:  1:   Form of Class AF-1 Certificate

             2:   Form of Class AF-2 Certificate

             3:   Form of Class AF-3 Certificate

             4:   Form of Class AF-4 Certificate

             5:   Form of Class AF-5 Certificate

             6:   Form of Class AF-6 Certificate

Exhibit M:   1:   Form of Class M-1 Certificate

             2:   Form of Class M-2 Certificate

Exhibit B:        Form of Class B-1 Certificate

Exhibit AV:  1:   Form of Class AV-1 Certificate

             2:   Form of Class AV-2 Certificate

Exhibit A-IO:     Form of Class A-IO Certificate

Exhibit X-IO:     Form of Class X-IO Certificate

Exhibit P:        Form of Class P Certificate

Exhibit C:        Form of Class C Certificate

Exhibit R:        Form of Class R Certificate

Exhibit I:        Reportable Exceptions

Exhibit J:        Form of Remittance Agency Agreement

Exhibit K:        Form of Security Release Certification

  s                                     ii

                                 TRUST AGREEMENT

         THIS TRUST AGREEMENT dated as of July 1, 2001 (this "Agreement"), among SAXON ASSET SECURITIES COMPANY, a Virginia corporation (the "Depositor"), SAXON MORTGAGE, INC., a Virginia corporation, as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY, a New York corporation, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Trust Agreement (February 2000 Edition) (the "Standard Terms"), all the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Trust Agreement"), and also in the capacities of Certificate Registrar, Paying Agent, and Calculation Agent pursuant to this Agreement.

                              PRELIMINARY STATEMENT

         The Board of Directors of the Depositor has duly authorized the formation of a trust (the "Trust") to issue a series of asset backed certificates with an aggregate initial Certificate Principal Balance of $650,410,000 to be known as the Saxon Asset Securities Trust 2001-2, Mortgage Loan Asset Backed Certificates, Series 2001-2 (the "Certificates"). The Certificates in the aggregate evidence the entire beneficial ownership in the Trust. The Certificates consist of the following: the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class A-IO, Class M-1, Class M-2, Class B-1, Class X-IO, Class P, Class C, and Class R Certificates.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make elections to treat each of the segregated pools of assets described below as a real estate mortgage investment conduit (each a "REMIC" or, in the alternative, "REMIC 1", "REMIC 2", and "REMIC 3", REMIC 3 also being referred to as the Upper-Tier REMIC). The Certificates, other than the Class R Certificate and the Class P Certificate, represent ownership of the regular interests in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class P Certificate represents an interest in the Trust Estate but does not represent an interest in any REMIC created hereunder. The Class P Certificate shall be entitled to distributions of prepayment penalties received by the Trustee with respect to the Mortgage Loans to the extent such prepayment penalties do not represent Pledged Prepayment Penalties. The Class R Certificates represents ownership of the sole class of residual interest in each of REMIC 1, REMIC 2, and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Upper-Tier REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 2, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC Provisions. REMIC 2 shall hold as its assets the several classes of uncertificated Lower Tier Interests in REMIC 1, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in REMIC 1. REMIC 1 shall hold as its assets the property of the Trust Estate other than the Lower Tier Interests in REMIC 1 and REMIC 2, the Prefunding Account, the Capitalized Interest Account, and the Basis Risk Reserve Fund. The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date. In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date in July 2033.

         REMIC 1

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of the REMIC 1 Lower Tier Interests.


                 REMIC 1                REMIC 1
                Lower Tier             Lower Tier           Initial Class
             Class Designation        Interest Rate        Principal Amount
             -----------------        -------------     --------------------
              Class LT1-A                   (1)          $   502,182,000.00

              Class LT1-B                   (1)          $     5,528,000.00

              Class LT1-C                   (1)          $     6,894,000.00

              Class LT1-D                   (1)          $    11,123,000.00

              Class LT1-E                   (1)          $    15,219,000.00

              Class LT1-F                   (1)          $    29,658,000.00

              Class LT1-G                   (1)          $    11,058,000.00

              Class LT1-H                   (1)          $    68,748,000.00

              Class LT1-R                   (2)                       (2)


(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Interests is a per annum rate equal to the Weighted Average Net Rate as of the first day of the calendar month immediately preceding the Distribution Date.

(2) The Class LT1-R Interest is the sole class of residual interest in REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date, the Group 1 Interest Funds and the Group II Interest Funds, in each case determined without regard to Pledged Prepayment Penalties, shall be distributed with respect to the REMIC 1 Lower Tier Interests at the rates described above.

         On each Distribution Date, the Group 1 Principal Funds and the Group II Principal Funds shall be distributed, and all Realized Losses attributable to the Mortgage Loans shall be allocated, first to the Class LT1-A Interest until its principal balance is reduced to zero, and then to each of the remaining Lower Tier Interests in REMIC 1, sequentially in the alphabetical order of their class designation, until the principal balance of each such Lower Tier Interest is reduced to zero.

         For any Distribution Date, Pledged Prepayment Penalties received with respect to the Mortgage Loans in Group I and Group II shall be allocated proportionally among the Lower Tier

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Interests in REMIC 1 in accordance with their relative principal balances immediately before such Distribution Date.

REMIC 2

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of REMIC 2 Lower Tier Interests.

    REMIC 2             REMIC 2                                  Corresponding
   Lower Tier          Lower Tier        Initial Class             Class of
Class Designation     Interest Rate     Principal Amount         Certificates
-----------------  -----------------   ------------------      -----------------
Class LT2-D               (1)          $   325,205,000.00             N/A

Class LT2-AF-1            (1)          $    55,750,000.00         Class AF-1

Class LT2-AF-2            (1)          $    18,550,000.00         Class AF-2

Class LT2-AF-3            (1)          $    26,600,000.00         Class AF-3

Class LT2-AF-4            (1)          $    16,400,000.00         Class AF-4

Class LT2-AF-5            (1)          $    19,431,000.00         Class AF-5

Class LT2-AF-6            (1)          $    13,000,000.00         Class AF-6

Class LT2-AV-1            (1)          $    92,500,000.00         Class AV-1

Class LT2-AV-2            (1)          $    37,445,500.00         Class AV-2

Class LT2-M-1             (1)          $    22,764,500.00          Class M-1

Class LT2-M-2             (1)          $    13,008,000.00          Class M-2

Class LT2-B               (1)          $     9,756,000.00          Class B-1

Class LT2-IO-1            (2)                       (2)              A-IO

Class LT2-IO-2            (3)                       (3)              A-IO

Class LT2-IO-3            (4)                       (4)              A-IO

Class LT2-IO-4            (5)                       (5)              A-IO

Class LT2-IO-5            (6)                       (6)              A-IO

Class LT2-IO-6            (7)                       (7)              A-IO

Class LT2-IO-7            (8)                       (8)              A-IO

Class LT2-R               (9)                       (9)

(1) The interest rate with respect to any Distribution Date (and the related Accrual Period) for these Interests is a per annum rate equal to the Net WAC Cap applicable to the Group I Certificates other than the Class AF-1 Certificates.

(2) The Class LT2-IO-1 Interest has a notional principal balance of $5,528,000 and, for each Distribution Date up to and including the Distribution Date in January, 2002, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(3) The Class LT2-IO-2 Interest has a notional principal balance of $6,894,000 and, for each Distribution Date up to and including the Distribution Date in July, 2002, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(4) The Class LT2-IO-3 Interest has a notional principal balance of $11,123,000 and, for each Distribution Date up to and including the Distribution Date in January, 2003, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(5) The Class LT2-IO-4 Interest has a notional principal balance of $15,219,000 and, for each Distribution Date up to and including the Distribution Date in April, 2003, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(6) The Class LT2-IO-5 Interest has a notional principal balance of $29,658,000 and, for each Distribution Date up to and including the Distribution Date in July, 2003, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(7) The Class LT2-IO-6 Interest has a notional principal balance of $11,058,000 and, for each Distribution Date up to and including the Distribution Date in October, 2003, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(8) The Class LT2-IO-7 Interest has a notional principal balance of $68,748,000 and, for each Distribution Date up to and including the Distribution Date in February, 2004, shall bear interest at a rate of 6.25% and shall not bear interest thereafter.

(9) The Class LT2-R Interest is the sole class of residual interest in REMIC 1. It does not have an interest rate or a principal balance.

         On each Distribution Date, interest distributed with respect to the REMIC 1 Lower Tier Interests shall be distributed on the REMIC 2 Lower Tier Interests at the rates described above, provided however, that a portion of the interest that accrues at the rate described above on the Class LT2-D Interest shall be deferred and added to the principal balance of the Class LT2-D Interest. For any Distribution Date, the portion so deferred shall equal 50% of the increase occurring on such Distribution Date in the Overcollateralization Amount. Interest so deferred shall be applied to make principal payments on the other Lower Tier Interests in REMIC 2.

         On each Distribution Date principal distributed with respect to the REMIC 1 Lower Tier Interests, and any interest deferred on the Class LT2-D Interest, shall be distributed, and any Realized Losses shall be allocated, among the REMIC 2 Lower Tier Interests in a manner such that immediately following such Distribution Date:

(a) the principal balance of the Class LT2-AF-1 Interest equals 50% of the Class AF-1 Certificate Principal Balance;

(b) the principal balance of the Class LT2-AF-2 Interest equals 50% of the Class AF-2 Certificate Principal Balance;

(c) the principal balance of the Class LT2-AF-3 Interest equals 50% of the Class AF-3 Certificate Principal Balance;

(d) the principal balance of the Class LT2-AF-4 Interest equals 50% of the Class AF-4 Certificate Principal Balance;

(e) the principal balance of the Class LT2-AF-5 Interest equals 50% of the Class AF-5 Certificate Principal Balance;

(f) the principal balance of the Class LT2-AF-6 Interest equals 50% of the Class AF-6 Certificate Principal Balance;

(g) the principal balance of the Class LT2-AV-1 Interest equals 50% of the Class AV-1 Certificate Principal Balance;

(h) the principal balance of the Class LT2-AV-2 Interest equals 50% of the Class AV-2 Certificate Principal Balance;

(i) the principal balance of the Class LT2-M-1 Interest equals 50% of the Class M-1 Certificate Principal Balance;

(j) the principal balance of the Class LT2-M-2 Interest equals 50% of the Class M-2 Certificate Principal Balance;

(k) the principal balance of the Class LT2-B Interest equals 50% of the sum of the Class B-1 Certificate Principal Balance; and

(l) the principal balance of the Class LT2-D Interest equals the excess of the Assumed Principal Balance over the sum of the balances of the Class LT2-AF-1, Class LT2-AF-2, Class LT2-AF-3, Class LT2-AF-4, Class LT-2-AF-5, Class LT2-AF-6, Class LT2-AV-1, Class LT2-AV-2, Class LT2-M-1, Class LT2-M-2 and Class LT2-B Interests.

         For any Distribution Date, Pledged Prepayment Penalties distributed on the REMIC 1 Lower Tier Interests shall be distributed proportionally among the REMIC 2 Lower Tier Interests in accordance with their relative principal balances immediately before such Distribution Date.

REMIC 3

         The following table sets forth (or describes) the class designation, interest rate, and principal amount for each class of the REMIC 3 Interests.

    REMIC 3                    REMIC 3                        Initial Class
  Certificate                Certificate                       Principal
Class Designation           Interest Rate                       Amount
------------------      ----------------------           -------------------
Class AF-1                        (1)                    $   111,500,000.00

Class AF-2                        (2)                    $    37,100,000.00

Class AF-3                        (3)                    $    53,200,000.00

Class AF-4                        (4)                    $    32,800,000.00

Class AF-5                        (5)                    $    38,862,000.00

Class AF-6                        (6)                    $    26,000,000.00

Class AV-1                        (7)                    $   185,000,000.00

Class AV-2                        (8)                    $    74,891,000.00

Class M-1                         (9)                    $    45,529,000.00

Class M-2                        (10)                    $    26,016,000.00

Class B-1                        (11)                    $    19,512,000.00

Class A-IO                       (12)                                (12)

Class X-IO                       (13)                                (13)

Class C                          (14)                                (14)

Class R                          (15)                                (15)


(1)      The Class AF-1 Pass-Through Rate.

(2)      The Class AF-2 Pass-Through Rate.

(3)      The Class AF-3 Pass-Through Rate.

(4)      The Class AF-4 Pass-Through Rate.

(5)      The Class AF-5 Pass-Through Rate.

(6)      The Class AF-6 Pass-Through Rate.

(7)      The Class AV-1 Pass-Through Rate.

(8)      The Class AV-2 Pass-Through Rate.

(9)      The Class M-1 Pass-Through Rate.

(10)     The Class M-2 Pass-Through Rate.

(11)     The Class B-1 Pass-Through Rate.

(12) The Class A-IO Certificates do not have a principal balance. For any Distribution Date, the Class A-IO Certificate shall be entitled to all interest payable for such date with respect to the Class LT2-IO-1, Class LT2-IO-2, Class LT2-IO-3, Class LT2-IO-4, Class LT2-IO-5, Class LT2-IO-6, and Class LT2-IO 7 Interests.

(13) The Class X-IO Certificates do not have a principal balance. For each Distribution Date (and the related Accrual Period) the Class X-IO Certificates shall have a notional principal balance equal to the Assumed Principal Balance (i.e., the aggregate of the principal balances of the REMIC 2 Lower Tier Interests), and shall accrue interest on such notional principal balance at a per annum rate equal to the Class X-IO Pass-Through Rate.

(14) The Class C Certificate does not have a principal balance. For each Distribution Date (and the related Accrual Period) the Class C Certificate shall have a notional principal balance equal to the Assumed Principal Balance (i.e., the aggregate of the principal balances of the REMIC 2 Lower Tier Interests), and shall accrue interest on such notional principal balance at a per annum rate equal to:
                  (a) for each Distribution Date up to an including the Distribution Date in July, 2003, the excess, if any, of the Net WAC Cap over the sum of (i) the product of
                           (A) 2, and (B) the Adjusted Net Rate, plus (ii) 0.275%; and

                  (b) for each Distribution Date after the Distribution Date in July, 2003, the excess, if any, of the Net WAC Cap over the sum of (i) the product of (A) 2, and
                           (B) the Adjusted Net Rate, plus (ii) 0.10%.

         For each Distribution Date, interest accrued on the Class C Certificate during the related Accrual Period shall be deferred to the extent of the increase in the Overcollateralization Amount for such Distribution Date. Any interest so deferred shall not itself bear interest.

(15) The Class R Certificate evidences ownership of the Class LT1-R and Class LT2-R Interests and also represents the sole class of residual interest in REMIC 3. It does not have an interest rate or a principal balance.

         For any Distribution Date, distributions shall be made and realized losses shall be allocated among the Certificates in the manner set out in
Section 3.03.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    Article I
                                   Definitions


         Section 1.01.  Standard Terms; Section References.

         (a) (i) The Standard Terms prescribe the duties, responsibilities and obligations of the Depositor, the Master Servicer and the Trustee with respect to the Certificates. The Depositor, the Master Servicer and the Trustee agree to observe and perform such duties, responsibilities and obligations to the extent they are not inconsistent with the provisions of this Agreement and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms as of the Closing Date, as modified by Sections
1.01 and 1.02 hereof, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

                  (ii) With respect to any inconsistency between the provisions of Section 2.02(b)(A) through 2.02(b)(G) of the Standard Terms and the provisions of Section 2.3 of the Standard Terms to Custody Agreement relating to this Agreement, the provisions of the latter shall control.

         (b) Unless otherwise specified herein, all references in this Agreement to sections shall mean sections contained in this Agreement.

         (c) Section 2.02(b)(v)(D) of the Standard Terms is amended to add the following immediately after the words "that such copies bear a reproduction of such signature or signatures":

                  ", provided, however, that no original assignment shall be required to be delivered hereunder with respect to any Mortgage Loan that names the related Custodian as nominee for Sellers or its affiliate as the originating lender named therein, as mortgagee (or as beneficiary if the related Security Instrument is a deed of trust or similar instrument);"

         (d) Section 2.02(e) of the Standard Terms is amended to add the following immediately after the words "possession of such assignment":

                  ", provided, however, that no original assignment shall be required to be delivered hereunder with respect to any Mortgage Loan that names the related Servicer, Trustee or Custodian as nominee for Seller or its affiliate as the originating lender named therein, as mortgagee (or as beneficiary if the related Security Instrument is a deed of trust or similar instrument);"

         (e) The definition of "Trustee Mortgage Loan File" in the Standard Terms is amended to add immediately after the words "assignment submitted for recordation" in subparagraph (c):

                  ", provided, however, that no original assignment shall be required to be delivered hereunder with respect to any Mortgage Loan that names the related Servicer, Trustee or Custodian as nominee for Seller or its affiliate as the originating lender named therein, as mortgagee (or as beneficiary if the related Security Instrument is a deed of trust or similar instrument);"

         (f) The Form of Remittance Report provided by the Standard Terms shall be deemed to be amended and restated in its entirety so as to provide for the reporting of all of the information described in Section 3.03(a) hereof.

         (g) Commencing in January 2002, the Master Servicer shall prepare and deliver to the Holder of the Residual Certificate the statement described in
Section 4.01 of the Standard Terms.

         (h)      The restriction on transfers set forth in Section 5.05(b)
(i) of the Standard Terms shall not be applicable to the Public Subordinated Certificates.

         Section 1.02.  Defined Terms.

         Capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms. In addition, the following provisions shall govern the defined terms set forth below for the Trust Agreement. If a term defined in the Standard Terms is also defined herein, the definition herein shall control.

         "Accrual Period": With respect to the Group I Certificates (other than the Class AF-1 Certificates) and the Class A-IO and Class X-IO Certificates and each Lower Tier Interest and any Distribution Date, the calendar month immediately preceding such Distribution Date; a "calendar month" shall be deemed to be 30 days. With respect to the Variable Rate Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding the current Distribution Date. All calculations of interest on the Group I Certificates (other than the Class AF-1 Certificates), the Class A-IO and Class X-IO Certificates, and the Lower Tier Interests will be made on the basis of a 360-day year assumed to consist of twelve 30-day months and all calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

         "Adjusted Net Rate": For any Distribution Date (and the related Accrual Period), the weighted average of the interest rates on the Class LT2-D, Class LT2-AF-1, Class LT2-AF-2, Class LT2-AF-3, Class LT2-AF-4, Class LT2-AF-5, Class LT2-AF-6, Class LT-AV-1, Class LT-AV-2, Class LT2-M-1, Class LT2-M-2 and Class LT2-B Interests computed for this purpose by limiting the interest rate payable on the Class LT2-D Interest at zero and the rate payable on each of the other above-listed Lower Tier Interests in the REMIC 2 to a rate that corresponds to the rate payable for such Distribution Date on the Corresponding Class of Certificates.

         "Allocable Portion" for each Group and Distribution Date, an amount equal to the (i) Certificate Principal Balance of the Class A Certificates of such Group; divided by (ii) the sum of the Certificate Principal Balance of the Class A Certificates of both groups.

         "Applied Realized Loss Amount": As to any Distribution Date and Class of Subordinate Certificates, the sum of the Realized Losses which have been applied in reduction of the Certificate Principal Balance of such Class of Certificates on such date.

         "Assumed Investment Rate":  3.75% per annum.

         "Assumed Principal Balance": As of any Distribution Date, the sum of:

         (i) the aggregate Scheduled Principal Balances of the Mortgage Loans as of such Distribution Date, plus

         (i) the aggregate amount on deposit in the Pre-Funding Account (less all amounts representing investment earnings thereon).

         "Basis Risk Payment": For any Distribution Date, an amount to be deposited into the Basis Risk Reserve Fund equal to the sum of (i) the Certificate Carryover Amounts for such Distribution Date and (ii) any Required Reserve Fund Deposit for such Distribution Date, provided however, the amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount available for distribution on such date pursuant to Section 3.01(f)(ix) hereof.

         "Basis Risk Reserve Fund": A fund created under Section 3.05 hereof and held as part of the Trust Estate but not as part of any REMIC created hereunder, to provide a source for payments of Certificate Carryover Amounts.

         "Book-Entry Certificates": The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class M-1, Class M-2, Class B-1, Class X-IO and Class A-IO Certificates except to the extent provided in Section 5.03 of the Standard Terms.

         "Calculation Agent": Bankers Trust Company, a New York corporation, and its successors and assigns in such capacity.

         "Capitalized Interest Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

         "Capitalized Interest Requirement": As to any Distribution Date to and including the Distribution Date immediately following the end of the Funding Period, the product of (x) the excess of (a) the sum of the Group I Pre-Funded Amount and the Group II Pre-Funded Amount on the Closing Date over (b) the aggregate of the Principal Balances of the Group I Subsequent Mortgage Loans and the Group II Subsequent Mortgage Loans transferred to the Trust prior to such Distribution Date that have a monthly payment that will be included in the amounts distributed for such Distribution Date, and (y) the Weighted Average Net Rate for the Distribution Date.

         "Certificate": Any of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class M-1, Class M-2, Class B-1, Class A-IO, Class X-IO, Class P, Class C, and Class R Certificates.

         "Certificate Carryover Amount": On any Distribution Date and as to any Class, the sum of:

                  (i) if the Pass-Through Rate for such Distribution Date and Class is based on the Net WAC Cap, the excess of
                           (A) the amount of interest that would have been distributable on such Certificates for such Distribution Date had the interest rate thereon been calculated without regard to the Net WAC Cap, over
                           (B) the amount of interest distributable based on the Net WAC Cap, and

                  (ii) the excess of the amount described in clause (i)(A) above over the amount described in clause (i)(B) above for all prior Distribution Dates, together with interest thereon calculated at the applicable Pass Through Rate (determined without regard to the Net WAC Cap).

The Certificate Carryover Amount for any Class and Distribution Date will be reduced by all amounts distributed thereto pursuant to Section 3.01(f)(x) through (xiii) hereof.

         "Certificate Registrar": Bankers Trust Company, a New York corporation, and its successors and assigns in such capacity.

         "Class": All Certificates, and in the case of REMIC 1 and REMIC 2, all Lower Tier Interests, bearing the same class designation.

         "Class A Certificates" Each Certificate including the letter "A" in its Class designation.

         "Class A Principal Allocation Percentage": For each Group on any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Funds for that Group on each date and the denominator of which is the Principal Funds for both Groups on such date.

         "Class AF-1 Pass-Through Rate": With respect to any Distribution Date, the least of :

                           (x) One Month LIBOR, plus in the case of any Distribution Date prior to the Initial Optional Termination Date 0.120% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.240% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Cap Rate for such Distribution
                                    Date.

         "Class AF-2 Pass-Through Rate": With respect to each Distribution Date, the lesser of:

                           (x)      5.130% per annum; and

                           (y)      the Net WAC Cap for such Distribution Date.

          "Class AF-3 Pass-Through Rate": With respect to each Distribution Date, the lesser of:

                  (x)      5.564% per annum; and

                  (y)      the Net WAC Cap for such Distribution Date.

         "Class AF-4 Pass-Through Rate": With respect to each Distribution Date, the lesser of:

                  (x)      6.190% per annum; and

                  (y)      the Net WAC Cap for such Distribution Date.

         "Class AF-5 Pass-Through Rate": With respect to each Distribution Date, the lesser of:

                  (x) 6.670% per annum plus, after the Initial Optional Termination Date, 0.50%; and

                  (y)      the Net WAC Cap for such Distribution Date.

         "Class AF-6 Pass-Through Rate": With respect to each Distribution Date, the lesser of:

                  (x) 6.312% per annum plus, after the Initial Optimal Termination Date, 0.50%; and

                  (y)      the Net WAC Cap for such Distribution Date.

         "Class AF-6 Principal Distribution Amount": With respect to any Distribution Date:

                  (x)      the product of :

                  (i) a fraction the numerator of which is the Class AF-6 Certificate Principal Balance and the denominator of which is the Group I Class A Certificate Principal Balance, in each case immediately prior to such Distribution Date,

                  (ii) the Group I Class A Principal Distribution Amount for such Distribution Date, and

                  (iii) the applicable percentage for such Distribution Date set forth below:

                              Distribution Date                Percentage
                              -----------------                ----------

                            August 2001 - July 2004                 0%

                            August 2004 - July 2006                45%

                            August 2006 - July 2007                80%

                            August 2007 - July 2008               100%

                            August 2008 and thereafter            300%


          "Class A-IO Pass-Through Rate": With respect to each Distribution Date, 6.25% per annum.

         Class AV-1 Pass-Through Rate": With respect to each Distribution Date, the least of:

                           (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.230% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.460% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Cap Rate for such Distribution
                                    Date.

         "Class AV-2 Pass-Through Rate": With respect to each Distribution Date, the least of :

                           (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.240% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.480% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Cap Rate for such Distribution
                                    Date.

         "Class X-IO Pass-Through Rate": With respect to each Distribution Date, the lesser of (i) up to and including the Distribution Date in July 2003, 0.275% per annum, and thereafter, 0.10% per annum; and (ii) the excess of (a) the Net WAC Cap over (b) the weighted average of the Pass-Through Rates of the Class A Certificates (other than the Class A-IO Certificates) and the Subordinate Certificates (other than the Class X-IO Certificates).

         "Class B-1 Pass-Through Rate": With respect to each Distribution Date, the least of:

                           (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 1.600% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 2.400% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Cap Rate for such Distribution
                                    Date.

         "Class B-1 Principal Distribution Amount": With respect to any Distribution Date on and after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                           (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distributions on that date),

                           (C) the Certificate Principal Balance of the Class M-2 Certificates (after giving effect to distributions on that date), and

                           (D) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) 95.5% of the Assumed Principal Balance of the Mortgage Loans on the preceding Due Date, and

                           (B)      the excess, if any, of:

                                    (I)     the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date over

                                    (II)    the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date less 0.50% of the Assumed
                                            Principal Balance as of the Cut-Off
                                            Date (but in no event less than
                                            zero).

         "Class C Distribution Amount": With respect to any Distribution Date, any amounts distributable pursuant to Section 3.01(h)(i) hereof.

         "Class M-1 Pass-Through Rate": With respect to each Distribution Date, the least of:

                           (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.530% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 0.795% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Cap Rate for such Distribution
                                    Date.

         "Class M-1 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date), and

                           (B) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) 81.50% of the Assumed Principal Balance of the Mortgage Loans on the preceding Due Date, and

                           (B)      the excess, if any, of:

                                    (I)     the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date over

                                    (II)    the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date less 0.50% of the Assumed
                                            Principal Balance as of the Cut-Off
                                            Date (but in no event less than
                                            zero).

         "Class M-2 Pass-Through Rate": With respect to each Distribution Date, the least of:

                           (x) One Month LIBOR plus, in the case of any Distribution Date on or prior to the Initial Optional Termination Date, 0.850% per annum, or in the case of any Distribution Date that occurs after the Initial Optional Termination Date, plus 1.275% per annum;

                           (y)      the Net WAC Cap for such Distribution Date;
                                    and

                           (z)      the Maximum Rate Cap for such Distribution
                                    Date.

         "Class M-2 Principal Distribution Amount": With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect the excess of:

                  (i)      the sum of:

                           (A) the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance (after giving effect to distributions on that date),

                           (B) the Certificate Principal Balance of the Class M-1 Certificates (after giving effect to distributions on that date), and

                           (C) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) 89.50% of the Assumed Principal Balance of the Mortgage Loans on the preceding Due Date, and

                           (B)      the excess, if any, of:

                                    (I)     the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date over

                                    (II)    the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date less 0.50% of the Assumed
                                            Principal Balance as of the Cut-Off
                                            Date (but in no event less than
                                            zero).

         "Class P Prepayment Amount": As to each Distribution Date, the excess, if any, of Prepayment Penalties collected with respect to the Mortgage Loans during the related Prepayment Period over the Pledged Prepayment Penalties for such Distribution Date.

         "Class R Certificate": Any of the Certificates designated as a "Class R Certificate" on the face thereof, in the form of Exhibit R hereto and evidencing an interest designated as the "residual interest" in REMIC 1, REMIC 2, and REMIC 3 for purposes of the REMIC Provisions.

         "Closing Date":  August 2, 2001.

         "Corresponding Class": With respect to any Lower Tier Interest in REMIC 2, the Class of Certificates that correspond to such interest in the manner described in the Preliminary Statement.

         "Credit Enhancement Fee Rate":  None.

         "Credit Support Depletion Date": The Distribution Date on which the Certificate Principal Balance of the Class M-1, Class M-2 and Class B-1 Certificates has been reduced to zero.

         "Current Interest": With respect to any Distribution Date and any Class of Certificates, the interest accrued on the Certificate Principal Balance immediately prior to such Distribution Date during the related Accrual Period at the applicable Pass-Through Rate; provided, however, that such Current Interest shall be reduced by such Class's pro rata share of any Month End Interest Shortfalls for such Distribution Date.

         "Custodian": Bankers Trust Company, and its successors and assigns in such capacity.

         "Cut-Off Date": As of the close of business on July 1, 2001 or on each Subsequent Cut-Off Date, as applicable.

         "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the last day of the Prepayment Period immediately following the day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the last day of the Prepayment Period of the month immediately succeeding the month in which such payment was due. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         "Designated Class": There is no designated Class for purposes of
Section 9.02 of the Standard Terms.

         "Determination Date": As to any Distribution Date, the 17th Business Day of the month occurring in the month of such Distribution Date (or if such day is not a Business Day, the next succeeding Business Day).

         "Distribution Amount": As to each Distribution Date and Class of Certificates, the aggregate amount to be distributed to such Class on such date pursuant to Section 3.01 hereof.

         "Distribution Date": The 25th day of each month, or the next Business Day if such 25th day is not a Business Day, commencing August 27th, 2001.

         "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of

                  (x) the Interest Funds available pursuant to Section 3.01(b)(v) hereof, and:

                  (y)      the excess of:

                           (i) the Required Overcollateralization Amount for such date over

                           (ii) the Overcollateralization Amount (assuming that all Principal Funds are distributed as principal to the Certificates on such date).

         "Funding Period": The period commencing on the Closing Date and ending on the earliest to occur of :

                  (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000,

                  (ii)     the date on which an Event of Default occurs, and

                  (iii)    August 31, 2001.

         "Group":  Either Group I or Group II.

         "Group I": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group I, including any Group I Subsequent Mortgage Loans and any Group I Qualified Substitute Mortgage Loans delivered in replacement thereof.

         "Group I Certificate": Any of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.

         "Group I Class A Certificate": Any Group I Certificate.

         "Group I Class A Certificate Principal Balance": The sum of the Certificate Principal Balances for the Group I Class A Certificates.

         "Group I Class A Principal Distribution Amount": As to any Distribution Date, the Class A Principal Allocation Percentage for Group I of the Senior Principal Distribution Amount on such date.

         "Group I Interest Funds": With respect to Group I and any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of:

                  (i) all scheduled interest due during the related Due Period (and received by the related Determination
                           Date) with respect to Group I less the Group I Servicing Fee and the Group I Master Servicing Fee,

                  (ii) all Advances relating to interest with respect to Group I,

                  (iii)    all Month End Interest with respect to Group I,

                  (iv) Liquidation Proceeds with respect to Group I (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms, and

                  (v)      Pledged Prepayment Penalties for Group I.

        The Group I Interest Funds for any Distribution Date shall be increased by the pro rata portion for such Group (based on the amount on deposit in the Pre-Funding Account in respect of such

         Group) of the Capitalized Interest Requirement withdrawn from the Capitalized Interest Account for such Distribution Date.

          "Group I Master Servicing Fee": With respect to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Group I Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of Group I on the first day of the Due Period preceding such Master Servicer Remittance Date.

         "Group I Master Servicing Fee Rate":  0.05% per annum.

         "Group I Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group I Principal Funds and the denominator of which is the Group I and Group II Principal Funds.

          "Group I Pre-Funded Amount": With respect to any date, the amount remaining on deposit in the Pre-Funding Account with respect to Group I (exclusive of any Group I Pre-Funding Account Earnings).

         "Group I Pre-Funding Account Earnings": With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, Pre-Funding Account earnings with respect to the Group I Pre-Funded Amount.

         "Group I Principal Distribution Amount": With respect to any Distribution Date, the excess of:

                  (A)      the sum of:

                           (i)      the Group I Principal Funds, and

                           (ii)     the Group I Percentage of the Extra
                                    Principal Distribution Amount over

                  (B)      the Group I Percentage of the Released Principal
                           Amount.

         "Group I Principal Funds": With respect to Group I and any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of:

                  (i) all scheduled principal with respect to Group I collected by the Servicer during the related Due Period or advanced on or before such Master Servicer Remittance Date,

                  (ii) prepayments with respect to Group I collected by the Servicer in the related Prepayment Period,

                  (iii) the Scheduled Principal Balance of each Mortgage Loan in Group I repurchased by the Depositor in the related Prepayment Period,

                  (iv) any Substitution Shortfall with respect to Group I for such date, and

                  (v) all Liquidation Proceeds with respect to Group I collected by the Servicer during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal with respect to Group I reimbursed during the related Prepayment Period, and

                  (vi) any remaining Group I Pre-Funded Amount immediately following the end of the Funding Period.

         "Group I Servicing Fee": With respect to each Mortgage Loan in Group I and each Remittance Date, the product of :

                           (x)      one-twelfth of the Servicing Fee Rate, and

                           (y) the aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

         "Group I Servicing Fee Rate": With respect to each Mortgage Loan in Group I, the fixed per annum rate payable to the Servicer as set out on Schedule IA to this Agreement.

         "Group I Subsequent Mortgage Loans": The Mortgage Loans in Group I sold to the Trust pursuant to Section 2.02 hereof, which shall be listed on the Schedule of Mortgage Loans attached to the related Subsequent Sales Agreement.

         "Group II": The pool of Mortgage Loans identified in the related Schedules of Mortgage Loans as having been assigned to Group II, including any Group II Subsequent Mortgage Loans and any Group II Qualified Substitute Mortgage Loans delivered in replacement thereof.

         "Group II Certificate": Any of the Class AV-1 and Class AV-2 Certificates.

         "Group II Class A Certificates":  Any Group II Certificate.

         "Group II Class A Certificate Principal Balance": The Certificate Principal Balance of Group II Class A Certificates.

         "Group II Class A Principal Distribution Amount": With respect to any Distribution Date, the Class A Principal Allocation Percentage for Group II of the Senior Principal Distribution Amount on such date.

          "Group II Interest Funds": With respect to Group II and any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of:

                  (i) all scheduled interest due during the related Due Period (and received by the related Determination
                           Date) with respect to Group II less the Group II Servicing Fee and the Group II Master Servicing Fee,

                  (ii) all Advances relating to interest with respect to Group II,

                  (iii)    all Month End Interest with respect to Group II,

                  (iv) Liquidation Proceeds with respect to Group II (to the extent such Liquidation Proceeds relate to interest) less all Non-Recoverable Advances relating to interest and expenses pursuant to Section 6.03 of the Standard Terms, and

                  (v)      Pledged Prepayment Penalties for Group II.

         The Group II Interest Funds for any Distribution Date shall be increased by the pro rata portion for such Group (based on the amount on deposit in the Pre-Funding Account in respect of such Group) of the Capitalized Interest Requirement withdrawn from the Capitalized Interest Account for such Distribution Date.

         "Group II Master Servicing Fee": With respect to each Master Servicer Remittance Date, an amount payable (or allocable) to the Master Servicer equal to the product of one-twelfth of the Group II Master Servicing Fee Rate and the aggregate Scheduled Principal Balance of Group II on the first day of the Due Period preceding such Master Servicer Remittance Date.

         "Group II Master Servicing Fee Rate":  0.05% per annum.

         "Group II Percentage": For any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the Group II Principal Fund and the denominator of which is the Group I and Group II Principal Funds.

          "Group II Pre-Funded Amount": With respect to any Master Servicer Reporting Date, the amount remaining on deposit in the Pre-Funding Account with respect to Group II (exclusive of any Group II Pre-Funding Account Earnings).

         "Group II Pre-Funding Account Earnings": With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, Pre-Funding Account earnings with respect to the Group II Pre-Funded Amount.

         "Group II Principal Distribution Amount": With respect to any Distribution Date, the excess of:

                  (A)      the sum of:

                           (i)      the Group II Principal Funds, and

                           (ii) the Group II Percentage of the Extra Principal Distribution Amount over

                  (B)      the Group II Percentage of the Released Principal
                           Amount.

         "Group II Principal Funds": With respect to Group II and any Master Servicer Remittance Date, to the extent actually deposited in the Master Servicer Custodial Account, the sum, without duplication, of:

                  (i) all scheduled principal with respect to Group II collected by the Servicers during the related Due Period or advanced on or before such Master Servicer Remittance Date,

                  (ii) prepayments with respect to Group II collected by the Servicers in the related Prepayment Period,

                  (iii) the Scheduled Principal Balance of each Mortgage Loan in Group II repurchased by the Depositor in the related Prepayment Period,

                  (iv) any Substitution Shortfall with respect to Group II for such date,

                  (v) all Liquidation Proceeds with respect to Group II collected by the Servicer during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal) less all non-recoverable Advances relating to principal with respect to Group II reimbursed during the related Prepayment Period, and

                  (vi) any remaining Group II Pre-Funded Amount immediately following the end of the Funding Period.

         "Group II Servicing Fee": With respect to each Mortgage Loan in Group II and each Remittance Date, the product of:

                           (x)      one-twelfth of the Servicing Fee Rate, and

                           (y) the aggregate Scheduled Principal Balance of such Mortgage Loan as of the opening of business on the first day of the Due Period preceding such Remittance Date.

         "Group II Servicing Fee Rate": With respect to each Mortgage Loan in Group II, the fixed per annum rate payable to the Servicer as set out on
Schedule IB to this Agreement.

         "Initial Capitalized Interest Amount":  $621,469.00.

         "Initial Optional Termination Date": The Distribution Date immediately following the Due Period with respect to which the aggregate Assumed Principal Balance is less than 10% of the aggregate Assumed Principal Balance as of the Cut-Off Date.

         "Interest Carry Forward Amount": With respect to each Distribution Date and Class, the sum of:

                  (i)      the excess of:

                           (A) Current Interest for such Class with respect to prior Distribution Dates (excluding any Certificate Carryover Amount) over

                           (B) the amount actually distributed to such Class (other than in respect of any applicable Certificate Carryover Amount) with respect to interest on such prior Distribution Dates, and

                  (ii) interest thereon at the applicable Pass-Through Rate for the related Accrual Period.

         "Interest Determination Date": With respect to the first Accrual Period for the Variable Rate Certificates, July 31, 2001, and with respect to any subsequent Accrual Period for the Variable Rate Certificates, the second London Business Day preceding such Accrual Period.

         "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Lower Tier Interest":  Any interest created in REMIC 1 or REMIC 2.

         "Master Servicer": Saxon Mortgage, Inc., a Virginia corporation, and its successors and assigns in such capacity.

         "Master Servicer Remittance Date": The Business Day preceding each Distribution Date.

         "Master Servicer Reporting Date": The opening of business on the third Business Day preceding each Distribution Date.

         "Master Servicing Fee": As applicable, the Group I Master Servicing Fee or the Group II Master Servicing Fee.

         "Maximum Cap Rate": For any Distribution Date, a per annum rate that would equal the Net WAC Cap for such date if such Net WAC Cap were determined under the assumption that (i) each Group II Mortgage Loan had an interest rate equal to the maximum rate permitted under the terms of the related mortgage note, and (ii) each Group I Mortgage Loan had an interest rate equal to its stated fixed rate.

         "Meritech": Meritech Mortgage Services, Inc., a Texas corporation.

         "Moody's": Moody's Investors Service, Inc., and its successors (99 Church Street, New York, New York 10007).

         "Mortgage Loan Group": Either Group I or Group II.

         "Mortgage Loans": The mortgage loans listed on Schedule I (including any Qualified Substitute Mortgage Loans).

         "Net Rate": As to each Mortgage Loan and Distribution Date, the related Mortgage Interest Rate less the sum of the Group I or Group II Servicing Fee Rate and the Group I or

Group II Master Servicing Fee Rate, in each case, as applicable, with respect to each Mortgage Loan.

         "Net WAC Cap": For any Distribution Date and the Group I Certificates, other than the Class AF-1 Certificates, a per annum rate equal to:

                           (x) The Weighted Average Net Rate of the Mortgage Loans less,

                           (y) The Pass-Through Rate for the Class A-IO Certificates for such Distribution Date multiplied by a fraction equal to:

                                    (i)     the Notional Principal Balance of
                                            the Class A-IO Certificates prior
                                            to such Distribution Date divided
                                            by;

                                    (ii)    the Assumed Principal Balance as of
                                            such Distribution Date.

                                     For any Distribution Date and the Variable
                                     Rate Certificates, however, the Net WAC Cap equals the product of

                           (a)      the rate determined under the
                                    above-described formula, and

                           (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the accrual period applicable to such Certificates.

         "Notice Address": For purposes of Section 11.05 of the Standard Terms, the addresses of the Depositor, the Master Servicer and the Trustee, are as follows:

         (i)      If to the Depositor:

                  Saxon Asset Securities Company
                  4880 Cox Road
                  Glen Allen, Virginia  23060

         (ii)     If to the Master Servicer:

                  Saxon Mortgage, Inc.
                  4880 Cox Road
                  Glen Allen, Virginia  23060
                  Attn:  Master Servicing

         (iii)    If to the Trustee:

                  Bankers Trust Company
                  1761 East St. Andrew Place
                  Santa Ana, California 92705
                  Attention:  Saxon 2001-2 [SX0102]

         "Notional Principal Balance": With respect to each Distribution Date and the Class A-IO Certificates, the lesser of the Assumed Principal Balance and the amount determined with reference to the following schedule:

                       Distribution Dates              Notional Amount
                       ------------------             -----------------
                                1-6                   $   148,228,000

                                7-12                      142,700,000

                               13-18                      135,806,000

                               19-21                      124,683,000

                               22-24                      109,464,000

                               25-27                       79,806,000

                               28-31                       68,748,000

                         32 and thereafter                          0


         With respect to each Distribution Date and the Class X-IO Certificates, the Assumed Principal Balance of the Mortgage Loans for such date.

         "Odd Due Date Mortgage Loan": Any Mortgage Loan whose monthly payments are due on a day other than the first day of the month.

         "Offered Certificates": The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AV-1, Class AV-2, Class M-1, Class M-2, Class B-1, Class X-IO and Class A-IO Certificates.

         "One Month LIBOR": As of any Interest Determination Date, the rate for one-month U.S. dollar deposits which appears in the Telerate Page 3750, as of 11:00 a.m., London time, on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic-mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic-mean of the rates quoted by major banks in New York City, selected by the Master Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Calculation Agent, as agent for the Master Servicer, shall review Telerate Page 3750 as of the required time, make the required requests to the principal offices of the Reference Banks and selections of major banks in New York City and shall determine the rate which constitutes One Month LIBOR for each Interest Determination Date.

         "Original Pre-Funded Amount": $43,742,909.31, $28,974,537.62 of which may be applied to the purchase of additional fixed rate Mortgage Loans for Group I and $14,768,371.69 of which may be applied to the purchase of additional adjustable rate Mortgage Loans for Group II (with such latter amount being proportionately applied between the applicable subgroups).

         "Overcollateralization Amount": With respect to any Distribution Date the excess of the Assumed Principal Balance of the Mortgage Loans over the Aggregate Certificate Principal Balance of the Certificates after giving effect to principal distributions on such Distribution Date.

         "Overfunded Interest Amount": With respect to each Subsequent Sales Date, the excess of:

         (i) interest accruing from the related Subsequent Cut-Off Date to the Distribution Date immediately following the last date on which the Funding Period may then end on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the weighted average of the Pass-Through Rates on the Certificates over

         (ii) interest accruing from such Subsequent Cut-Off Date to such Distribution Date on the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Sales Date, calculated at the Assumed Investment Rate.

         "Pass-Through Rate": Each of the Class AF-1 Pass-Through Rate, the Class AF-2 Pass-Through Rate, the Class AF-3 Pass-Through Rate, the Class AF-4 Pass-Through Rate, the Class AF-5 Pass-Through Rate, the Class AF-6 Pass-Through Rate, the Class AV-1 Pass-Through Rate, the Class AV-2 Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class B-1 Pass-Through Rate, the Class A-IO Pass-Through Rate and the Class X-IO Pass-Through Rate.

         "Paying Agent": Bankers Trust Company, a New York corporation, and its successors and assigns in such capacity.

         "Pledged Prepayment Penalties": For any Distribution Date and the Group I Mortgage Loans and the Group II Mortgage Loans, an amount equal to the sum of
(i) the lesser of (x) Prepayment Penalties collected on Mortgage Loans in such Group during the related Prepayment Period and (y) 60% of the Prepayment Penalties owed and not waived by the Servicer pursuant to the terms of the Servicing Agreement for the related Prepayment Period, and (ii) the aggregate amount, if any, by which (i)(y) exceeded (i)(x) for prior Distribution Dates for such Group.

         "Pre-Funded Amount": As of any Distribution Date, the sum of the Group I Pre-Funded Amount and the Group II Pre-Funded Amount.

         "Pre-Funding Account": The account created and maintained with the Paying Agent by the Trust pursuant to Section 2.03.

         "Pre-Funding Account Earnings": With respect to each Distribution Date to and including the date immediately preceding the Distribution Date immediately following the end of the Funding Period, the actual interest and investment earnings on the Pre-Funded Amount as calculated by the Master Servicer (based on information supplied by the Trustee) pursuant to Section 2.03(c) hereof.

         "Prepayment Penalty": With respect to any Prepayment Period, any prepayment premium, penalty or charge collected by the Master Servicer from a mortgagor in connection with any voluntary principal prepayment pursuant to the terms of the related mortgage note and held from time to time as a part of the Trust Fund.

         "Prepayment Period": The period from but excluding the Cut-Off Date to and including the 17th day of the month in which the first Servicer Remittance Date occurs and each period thereafter from and including the 18th day of a month to and including the 17th day of the following month.

         "Private Certificate": Any of the Class P, Class C and Class R Certificates.

         "Rating Agency": Each of Moody's and S&P (or, if any such agency or a successor is no longer in existence, such other nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee).

         "Reference Banks": Leading banks selected by the Master Servicer and engaged in transactions in U.S. dollar deposits in the London interbank market.

         "Regular Certificates": Any of the Group I Class A Certificates, Group II Class A Certificates, Class A-IO, Class X-IO, Class M-1, Class M-2, Class B-1 and Class C Certificates which represent the "Regular Interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions.

         "Released Principal Amount": With respect to any Distribution Date, the amount by which the Overcollateralization Amount (assuming for such purpose that all Principal Funds for such Distribution Date are distributed as principal to the Certificates) exceeds the Required Overcollateralization Amount.

         "REMIC 1, REMIC 2 and REMIC 3": As described in the Preliminary Statement.

         "REMIC Provisions": The provisions of the federal income tax laws relating to real estate mortgage investment conduits contained in sections 860A through 860G of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations.

         "Remittance Date": With respect to each Servicing Agreement, the date so specified therein which date shall in no case be later than the 21st of each month, or if the 21st of any month does not fall on a Business Day, then the Business Day immediately preceding the 21st.

         "Required Overcollateralization Amount": With respect to any Distribution Date:

                  (i) prior to the Stepdown Date, 2.25% of the Assumed Principal Balance for the Mortgage Loans as of the Cut-Off Date;

                  (ii) on and after the Stepdown Date, if a Trigger Event is not in effect, the greater of:

                           (x)      the lesser of:

                                    (I)     2.25% of the Assumed Principal
                                            Balance for the Mortgage Loans as of
                                            the Cut-Off Date, and

                                    (II)    4.50% of the Assumed Principal
                                            Balance for the Mortgage Loans on
                                            the preceding Due Date, and

                           (y) 0.50% of the Assumed Principal Balance for the Mortgage Loans as of the Cut- Off Date; and

                  (iii)    if a Trigger Event is in effect, the
                           Overcollateralization Amount as of the preceding Distribution Date.

         "Required Reserve Fund Deposit": For any Distribution Date on which the difference between (a) the excess of the Net WAC Cap over the rate payable on the Class X-IO Certificates for such date, and (b) the weighted average of the rates on the Offered Certificates, other than the Class A-IO and Class X-IO Certificates, is less than 0.25%, an amount that would cause the balance held in the Basis Risk Reserve Fund to equal 0.50% of the Assumed Principal Balance for such date, and, for any other Distribution Date, the amount that would cause the balance held in the Basis Risk Reserve Fund to equal $1,000.

          "Residual Certificates": The Class R Certificates, which represent the "residual interest" in REMIC 1, REMIC 2, and REMIC 3 for purposes of the REMIC Provisions.

         "S&P":  Standard & Poor's Ratings Service.

         "Sales Agreement": The Sales Agreement dated August 2, 2001, between the Depositor and SMI regarding the sale of the Mortgage Loans.

         "Senior Class A Principal Distribution Amount": With respect to any Distribution Date before the Stepdown Date or as to which a Trigger Event has occurred, 100% of the Group I and Group II Principal Distribution Amount for such Distribution Date and with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger Event has not occurred, the excess of:

                  (i) the Group I and Group II Class A Certificate Principal Balance immediately prior to such Distribution Date over

                  (ii)     the lesser of:

                           (A) 67.50% of the Assumed Principal Balance of the Mortgage Loans on the preceding Due Date, and

                           (B)      the excess, if any, of:

                                    (I)     the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date over

                                    (II)    the Assumed Principal Balance of the
                                            Mortgage Loans on the preceding Due
                                            Date less 0.50% of the Assumed
                                            Principal Balance as of the Cut-Off
                                            Date (but in no event less than
                                            zero).

         "Senior Credit Enhancement Percentage": As of any Distribution Date is equal to a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates for such Distribution Date and the Overcollateralization Amount for such Distribution Date, and the denominator of which is the Assumed Principal Balance of the Mortgage Loans as of such Distribution Date.

         "Servicer":  Meritech and its permitted successors and assigns.

         "Servicing Agreement": The Servicing Agreement listed on Schedule III hereto which shall be deemed to be a "Servicing Agreement" for purposes of the Standard Terms.

         "Servicing Fee Rate": With respect to each Mortgage Loan, the Servicing Rate specified on Schedule I.

         "State":  New York.

         "Stepdown Date":  The earlier to occur of:

                  (i)      the later to occur of:

                           (A)      the Distribution Date in August 2004, and

                           (B) the first Distribution Date on which the Group I Class A Certificate Principal Balance and Group II Class A Certificate Principal Balance immediately prior to such Distribution Date (less the Principal Funds for such Distribution Date) is less than or equal to 67.50% of the Assumed Principal Balance on such date, and

                  (ii) the Distribution Date after which the Group I and Group II Class A Certificate Principal Balance has been reduced to zero.

          "Subgroup IIA": The aggregate of the Mortgage Loan identified as such in Schedule I hereto.

          "Subgroup IIB": The aggregate of the Mortgage Loans identified as such in Schedule I hereto.

         "Subordinated Certificates": The Class M-1, Class M-2, Class B-1 and Class X-IO Certificates.

         "Subsequent Cut-Off Date": The time and date specified in a Subsequent Sales Agreement with respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trust pursuant to the related Subsequent Sales Agreement.

         "Subsequent Mortgage Loans": The Group I Subsequent Mortgage Loans and the Group II Subsequent Mortgage Loans.

         "Subsequent Sales Agreement": Each Subsequent Sales Agreement dated as of a Subsequent Sales Date executed by the Master Servicer, the Seller and Saxon Mortgage substantially in the form of Schedule IV hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

         "Subsequent Sales Date": The date specified in each Subsequent Sales Agreement which shall be a date no later than the end of the Prepayment Period preceding the first Distribution Date after the end of the Funding Period.

         "Tax Matters Person": Bankers Trust Company, a New York corporation, and its successors and assigns in such capacity.

         "Telerate Page 3750" the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Trigger Event": With respect to any Distribution Date after the Stepdown Date, a Trigger Event exists if the quotient (expressed as a percentage) of:

                  (i) the Scheduled Principal Balances of all 60 or more days Delinquent Mortgage Loans (including Mortgage Loans subject to bankruptcy or foreclosure proceedings and REO Property), and

                  (ii) the Assumed Principal Balance as of the preceding Master Servicer Remittance Date equals or exceeds 50% of the Senior Credit Enhancement Percentage.

         "Trust Estate":  As defined in Section 2.01 hereof.

         "Trustee": Bankers Trust Company, a New York corporation, its successor in interest or any successor trustee appointed in accordance with the Trust Agreement.

         "Trustee Fee": The fee payable monthly to the Trustee by the Master Servicer.

         "Underwriters": Greenwich Capital Markets, Inc., Credit Suisse First Boston Corporation, First Union Securities, Inc., J.P. Morgan Securities Inc.

         "Underwriting Agreement": The Underwriting Agreement dated July 26, 2001, between the Depositor and SMI and the Underwriters.

         "Unpaid Realized Loss Amount": As to any Distribution Date and any Class, the excess of:

                  (i)      the Applied Realized Loss Amount for such Class over

                  (ii) the sum of all distributions in reduction of such Applied Realized Loss Amount on all previous Distribution Dates.

         "Variable Rate Certificates:" Any of the Class AF-1, Class AV-1, Class AV-2, Class M-1, Class M-2 and Class B-1 Certificates.

         "Voting Rights": The voting rights of the trust will be allocated as follows:

         (i)      1% to each of the Class A-IO and Class X-IO Certificates;

         (ii) 96% to the Group I Certificates and Group II Certificates in proportion to their respective outstanding certificate principal balances; and

         (iii)    1% to each of the Class C and Class R Certificates.

         "Weighted Average Net Rate": The weighted average of the Net Rates of the Mortgage Loans.


         Section 1.03   Calculation of Certain Amounts.

         (a) For purposes of calculating collections and other amounts in respect of Odd Due Date Mortgage Loans,

                  (i) the Due Date therefor on any Distribution Date shall be the day Monthly Payments thereon are due in the month preceding the Due Period for such Distribution Date; and

                  (ii) the scheduled payment for any Odd Due Date Mortgage Loan for purposes of calculating Group I and Group II Principal Funds on any Distribution Date shall be such payment due during the month preceding the Due Period for such Distribution Date

         (b) For purposes of calculating the Assumed Principal Balance as of any Due Date, the Scheduled Principal Balance of the Mortgage Loans shall give effect to any principal prepayments received thereon through the Determination Date following such Due Date.

                                   Article II
                Formation of Trust; Conveyance of Mortgage Loans

         Section 2.01.  Conveyance of Mortgage Loans.


         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, the distribution of all other sums distributable under the Trust Agreement with respect to the Certificates and the performance of the covenants contained in the Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the

Trustee, in trust, without recourse and for the exclusive benefit of the Certificateholders as their interests may appear, all the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from: (i) the Mortgage Loans, which the Depositor is causing to be delivered to the Trustee (or the Custodian) herewith (and all Qualified Substitute Mortgage Loans substituted therefor as provided by Section 2.03 of the Standard Terms and pursuant to the terms of the Sales Agreement), together in each case with the related Trustee Mortgage Loan Files and the Depositor's interest in any Collateral that secured a Mortgage Loan but that is acquired by foreclosure or deed-in-lieu of foreclosure after the Closing Date, and all Monthly Payments due after the Cut-Off Date and all curtailments or other principal prepayments received with respect to the Mortgage Loans paid by the Borrower after the Cut-Off Date and proceeds of the conversion, voluntary or involuntary, of the foregoing; (ii) the Subsequent Mortgage Loans; (iii) the Servicing Agreement;
(iv) the Sales Agreement, except that the Depositor does not assign to the Trustee any of its rights under Sections 9 and 12 of the Sales Agreement; (v) the Asset Proceeds Account, the Pre-Funding Account and the Capitalized Interest Account, whether in the form of cash, instruments, securities or other properties and (vi) all proceeds of any of the foregoing (including, but not limited to, all proceeds of any mortgage insurance, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein (items (i) through (vi) above, collectively, the "Trust Estate").

         The Trustee acknowledges the sales, assignments and pledges created by the foregoing paragraphs, accepts the trust hereunder in accordance with the provisions hereof and agrees to perform the duties set forth herein or required by the Standard Terms to the end that the interests of the Certificateholders may be adequately and effectively protected in accordance with the terms and conditions of this Agreement.

         By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold all documents delivered to it from time to time with respect to the Mortgage Loans and all assets included in the Trust Estate in trust for the exclusive use and benefit of all present and future Certificateholders.


         Section 2.02.  Purchase of Subsequent Mortgage Loans.

         (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below (based on the Master Servicer's review of such conditions) in consideration of the delivery on a Subsequent Sales Date to or upon the order of the Depositor of all or a portion of the Pre-Funded Amount, as the case may be, the Depositor shall on such Subsequent Sales Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trust, and the Trustee shall purchase on behalf of the Trust, all the Depositor's right, title and interest in and to the Subsequent Mortgage Loans, together with the related Trustee Mortgage Loan Files, covered by the Subsequent Sales Agreement delivered on such date. The purchase of Subsequent Mortgage Loans shall be allocated between Group I and Group II (and by Subgroup) in the proportions set forth in the definition of Original Pre-Funded Amount.

         (b) The obligation of the Trust to acquire Subsequent Mortgage Loans is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Sales Date:

                  (i) the Depositor shall have delivered to the Trustee with a copy to the Master Servicer a duly executed written Subsequent Sales Agreement in substantially the form of Schedule IV hereto, which shall include a Schedule of Subsequent Mortgage Loans, and specifying the amount to be withdrawn from the Pre-Funding Account;

                  (ii) the remaining term to maturity of each Subsequent Mortgage Loan may not exceed 30 years;

                  (iii) no Subsequent Mortgage Loan will have been selected in a manner adverse to the interests of Certificateholders;

                  (iv) the addition of the Subsequent Mortgage Loans will not result in the reduction, qualification or withdrawal of the then current ratings of the Certificates;

                  (v) no Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than 100.00%;

                  (vi) each Subsequent Mortgage Loan will be underwritten in accordance with the Seller's underwriting guidelines;

                  (vii) after giving effect to the acquisition of all the Subsequent Mortgage Loans, the Mortgage Loans in Group I (which shall all be fixed interest rate Mortgage Loans):

                           (A) will have a weighted average Mortgage Interest Rate of not less than 9.75% per annum;

                           (B) will have a weighted average Combined Loan to Value Ratio not in excess of 76.00%;

                           (C) shall be Mortgage Loans no more than 73.00% of which (by Scheduled Principal Balance) were made in connection with a cash out refinancing;

                           (D) shall be Mortgage Loans at least 75.00% of which (by Scheduled Principal Balance) shall be classified by Saxon Mortgage, Inc. as "A-" or better;

                           (E) shall be Mortgage Loans at least 78.00% of which (by Scheduled Principal Balance) will have been originated pursuant to a full documentation program; and

                           (F) will have a weighted average credit score of not less than 605.

                  (viii) after giving effect to the acquisition of all the Subsequent Mortgage Loans, the Mortgage Loans in Group II (which shall all be first lien, ARM Loans):

                           (A) will have a weighted average Mortgage Interest Rate of not less than 10.00% per annum;

                           (B) will have a weighted average Loan to Value Ratio not in excess of 80.00%;

                           (C) shall be Mortgage Loans at least 67% of which (by Scheduled Principal Balance) shall be classified by Saxon Mortgage, Inc. as "A-" or better; and

                           (D) will have a weighted average credit score of not less than 576.

                           For purposes of making all calculations required by clauses (vii) and (viii), the Scheduled Principal Balances of the Initial Mortgage Loans at the Cut-Off Date and of the Subsequent Mortgage Loans as of their respective Subsequent Cut-Off Dates shall be used.

                  (ix) the Depositor shall have provided the Master Servicer and the Trustee any information reasonably requested by any of them with respect to the Subsequent Mortgage Loans then to be sold to the Trust;

                  (x) the Depositor shall have delivered to the Master Servicer for deposit in the Master Servicer Custodial Account all principal and interest due in respect of such Subsequent Mortgage Loans after the related Subsequent Cut-Off Date;

                  (xi) the Depositor shall have delivered to the Trustee, the Underwriters and the Rating Agencies a letter from an independent accountant stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics of the Mortgage Loans required in Section 2.02(b);

                  (xii) as of each Subsequent Sales Date, neither the Depositor nor Saxon Mortgage shall be insolvent, nor will either of them be made insolvent by such transfer;

                  (xiii)   the Funding Period shall not have ended;

                  (xiv) any Subsequent Mortgage Loans allocated to Subgroup IIA shall conform to the principal balance requirements provided by the purchase guidelines of Fannie Mae and Freddie Mac; and

                  (xv) the Depositor and Saxon Mortgage, Inc. each shall have delivered to the Master Servicer and the Trustee an officer's certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Sales Agreement and opinions of counsel with respect to corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date.

         (c) Pursuant to Section 2.03(b) hereof, the Trustee shall remit on each Subsequent Sales Date to or upon the order of the Depositor from the Pre-Funding Account the amount specified by the Master Servicer only upon the Trustee's receipt of:

                  (i)      a fully executed Subsequent Sales Agreement;

                  (ii) the two Officer's certificates required by Section 2.02(b) hereof;

                  (iii) an Opinion or Opinions of Counsel from each of the Depositor and Saxon Mortgage, Inc. required by
                            Section 2.02(b);

                  (iv) a letter from each Rating Agency on the final Subsequent Sale Date confirming the condition provided in Section 2.02(b);

                   (v) a letter from an independent accountant as required by Section 2.02(b); and

                  (vi) the written instruction from the Master Servicer setting forth the amounts to be paid as required by
                           Section 2.03(b) hereof. The Trustee may rely and shall be protected in relying on all such Officer's certificates as evidencing full compliance with all conditions precedent specified in Section 2.02(b), without any further duty of inquiry with respect thereto.

         (d) On each Subsequent Sales Date and on the Master Servicer Reporting Date immediately following the end of the Funding Period, the Master Servicer shall determine:

                  (i) the amount and correct disposition of the Pre-Funded Amount and the amount remaining in the Capitalized Interest Account, and

                  (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and the Capitalized Interest Account. With respect to each Subsequent Sales Date, the Master Servicer shall determine the Overfunded Interest Amount. If any amounts are released as a result of an error in calculation to the Holders or the Depositor from the Pre-Funding Account or from the Capitalized Interest Account, the Depositor shall immediately repay such amounts to the Master Servicer.

         Section 2.03.  Pre-Funding Account and Capitalized Interest Account.

         (a) The Trustee shall establish and maintain the Pre-Funding Account and the Capitalized Interest Account, each to be held in trust for the benefit of the Certificateholders. Each of the Pre-Funding Account and the Capitalized Interest Account shall be an Eligible Account. On the Closing Date, the Depositor will cause to be deposited in the Pre-Funding Account the Original Pre-Funded Amount and in the Capitalized Interest Account the Initial Capitalized Interest Amount.

         (b) On any Subsequent Sales Date, the Master Servicer shall instruct the Trustee, with a copy to the Depositor,

                  (i) to withdraw from the Pre-Funded Amount in the Pre-Funding Account an amount equal to 100% of the aggregate Scheduled Principal Balances of the Subsequent Mortgage Loans as of the applicable Subsequent Cut-Off Date sold to the Trust on such Subsequent Sales Date, and

                  (ii) to pay such amounts to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.02(c) hereof with respect thereto. In no event shall the Trustee withdraw from the Pre-Funding Account an amount in excess of the Original Pre-Funded Amount.

          (c) On each Master Servicer Remittance Date to and including the Master Servicer Remittance Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Paying Agent to transfer: (i) to the Capitalized Interest Account from the Pre-Funding Account, the Pre-Funding Account Earnings; and (ii) to the Asset Proceeds Account from the Capitalized Interest Account, the Capitalized Interest Requirement.

         (d) On each Subsequent Sales Date the Master Servicer shall instruct the Trustee to distribute the Overfunded Interest Amount, if any, to the Depositor. At the end of the Funding Period, all amounts, if any, remaining in the Capitalized Interest Account shall be transferred to the Depositor and the Capitalized Interest Account shall be closed.

         (e) On the Master Servicer Remittance Date immediately following the end of the Funding Period, the Master Servicer shall instruct the Trustee to transfer the Pre-Funded Amount to the Asset Proceeds Account for distribution to the Holders of the Certificates in accordance with Section 3.01 (c), (d) and (e) hereof.

         (f) The Pre-Funding Account and the Capitalized Interest Account shall not be assets of any REMIC created pursuant to this Agreement.

                                   Article III
                         Remitting to Certificateholders


         Section 3.01.  Certificate Distributions.

         (a) On each Distribution Date, the Trustee shall make the following distributions from the Asset Proceeds Account of an amount equal to the Group I and Group II Interest Funds in the following order of priority:

                  (i) from the Interest Funds for each Group, to the related Class A Certificates and the Class A-IO Certificate, the Current Interest and any Interest Carry Forward Amount for the such Class A Certificates (or, in the case of the Class A-IO Certificates, the applicable Allocable Portion thereof); provided, however, that any Group II Interest Funds distributable to the Class AV-1 Certificates shall be derived solely from the Subgroup IIA Mortgage Loans, and any such funds distributable to the Class AV-2 Certificates shall be derived solely from the Subgroup IIB Mortgage Loans; provided further, that any shortfall in available amounts in respect of the Group I Class A Certificates shall be applied, pro rata, among the Group I Class A Certificates.

                  (ii) any remaining amounts from both the Group I and Group II Interest Funds shall be combined and distributed pursuant to Section 3.01(b) hereof.

         (b) On each Distribution Date, the Trustee shall apply all amounts remaining pursuant to Section 3.01(a)(ii) in the following order of priority:

                  (i) to the Class M-1 Certificates, the Current Interest thereon;

                  (ii) to the Class M-2 Certificates, Current Interest thereon;

                  (iii) to the Class B-1 Certificates, Current Interest thereon;

                  (iv) to the Class X-IO Certificates, Current Interest thereon; and

                  (v) any remaining amounts pursuant to Section 3.01(f) hereof.

         (c) On each Distribution Date, the Trustee shall make the following distributions from the Asset Proceeds Account of an amount equal to the Group I and Group II Principal Distribution Amounts as follows:

                  o From the Group I Principal Distribution Amount, in an amount up to the Group I Class A Principal Distribution Amount as follows: (x) the Class AF-6 Principal Distribution Amount to the Class AF-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and (y) the balance of the Group I Class A Principal Distribution Amount sequentially to the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates, in that order, so that no such distribution pursuant to this clause (y) will be made to any such Class until the Certificate Principal Balances of all Group I Class A Certificates with a lower numeral designation shall have been reduced to zero; provided, however, that, on any Distribution Date on or after the Credit Support Depletion Date, the Group I Class A Principal Distribution Amount will be distributed pro rata and not sequentially to the Group I Class A Certificates;

                  o From the Group II Principal Distribution Amount, in an amount up to the Group II Class A Principal Distribution Amount as follows: (x) amounts constituting Principal Funds for the Subgroup IIA Mortgage Loan will be distributed to the Class AV-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and (y) amounts constituting Principal Funds for the Subgroup IIB Mortgage Loans will be distributed to the Class AV-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided that any excess interest (representing the allocable portion of the Extra Principal Distribution Amount) included in the Group II Class A Principal Distribution Amount will be distributed to the Class AV-1 and Class AV-2 Certificate pro rata, based on the Principal Funds received for each Subgroup;

                  o In the event the Certificate Principal Balance of one or more of the (A) Group I Class A Certificates, (B) the Class AV-1 Certificates or (C) the Class AV-2 Certificates has been reduced to zero, on each Distribution Date thereafter principal distributions otherwise distributable to such retired Certificates will be applied to such remaining Classes, pro rata, on the basis of their Certificate Principal Balances. Any such distributions in respect of the Group I Class A Certificates will be distributed to such Classes in the manner provided in the first subparagraph of this Section.

         (d) On each Distribution Date, the Trustee shall distribute the aggregate Group I and Group II Principal Distribution Amount remaining after distributions pursuant to Section 3.01(c) in the following order of priority:

                  (i) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                  (ii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (iii) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

         (e) Notwithstanding Section 3.01(c) and (d) hereof, before the Stepdown Date or if a Trigger Event is in effect on any Distribution Date each Principal Distribution Amount shall be distributed in the following order of priority:

                  (i) to the related Class A Certificates in the manner described in Section 3.01(c) until the Certificate Principal Balance of such Class A Certificates has been reduced to zero;

                  (ii) after the Certificate Principal Balance of the Class A Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

                  (iii) after the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, and

                  (iv) after the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, the remaining combined Principal Distribution Amounts shall be distributed to the Class B-1 Certificates until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero.

         (f) On each Distribution Date, the Trustee shall make the following allocations from the Asset Proceeds Account of any remaining amounts pursuant to Sections 3.01(b)(v) hereof in the following order of priority:

                  (i) the Group I Percentage of the Extra Principal Distribution Amount will be added to the Group I Principal Distribution Amount; and the Group II Percentage of the Extra Principal Distribution Amount will be added to the Group II Principal Distribution Amount;

                  (ii) to the Class X-IO Certificates, any related Interest Carry Forward Amount;

                  (iii) to the Class M-1 Certificates, any related Interest Carry Forward Amount;

                  (iv) to the Class M-1 Certificates, any related Unpaid Realized Loss Amount;

                  (v) to the Class M-2 Certificates, any related Interest Carry Forward Amount;

                  (vi) to the Class M-2 Certificates, any related Unpaid Realized Loss Amount;

                  (vii) to the Class B-1 Certificates, any related Interest Carry Forward Amount;

                  (viii) to the Class B-1 Certificates, any related Unpaid Realized Loss Amount;

                  (ix) to the Basis Risk Reserve Fund, any Basis Risk Payment for such date;

                  (x) on any Distribution Date on or before the Distribution Date on which the Certificate Principal Balance thereof has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class A Certificates, on a pro rata basis any applicable Certificate Carryover Amount;

                  (xi) on any Distribution Date on or before the Distribution Date on which the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-1 Certificates, any applicable Certificate Carryover Amount;

                  (xii) on any Distribution Date on or before the Distribution Date on which the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class M-2 Certificates, any applicable Certificate Carryover Amount;

                  (xiii) on any Distribution Date on or before the Distribution Date on which the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, from and to the extent of amounts held in the Basis Risk Reserve Fund, to the Class B-1 Certificates, any applicable Certificate Carryover Amount

                  (xiv)    the remainder pursuant to Section 3.01(h) hereof.

         (g) On each Distribution Date, the Trustee shall distribute an amount equal to the Class P Prepayment Amount for such Distribution Date to the Class P Certificates.

         (h) On each Distribution Date, the Trustee shall distribute to the Class C Certificates any remaining amounts pursuant to Section 3.01(c) hereof, to the extent of the sum of the interest accrued thereon at the rate described in the Preliminary Statement and that has not been distributed thereon (amounts deposited in the Basis Risk Reserve Fund under Section 3.01(f)(ix) are treated as distributed for this purpose), amounts representing earnings on the Basis Risk Reserve Fund, and any amounts released from the Basis Risk Reserve Fund.

         (i) On each Distribution Date, the Trustee shall allocate any excess of the aggregate Certificate Principal Balance of the Certificates over the Scheduled Principal Balances of the Mortgage Loans to reduce the Certificate Principal Balances of the Subordinated Certificates in the following order of priority:

                  (i) to the Class B-1 Certificates until the Certificate Principal Balance thereof is reduced to zero;

                  (ii) to the Class M-2 Certificates until the Certificate Principal Balance thereof is reduced to zero; and

                  (iii) to the Class M-1 Certificates until the Certificate Principal Balance thereof is reduced to zero.

         (j) On each Distribution Date, the Trustee shall distribute to the Class C Certificates any Released Principal Amount.

         (k) On each Distribution Date the Trustee shall distribute to the Class R Certificates any remaining amounts in the Asset Proceeds Account after the distributions pursuant to Section 3.01(a) through (j).

         Section 3.02.  Reports to the Depositor and the Trustee.

         On or before the Business Day preceding each Distribution Date, based on information provided by the Servicer, the Master Servicer shall notify, or cause to be notified, the Depositor and the Trustee of the following information with respect to the next Distribution Date (which notification may be given by facsimile, electronic transmission or by telephone promptly confirmed in writing):

         (a) the aggregate amount then on deposit in the Asset Proceeds Account and the source thereof (identified as interest, scheduled principal or unscheduled principal);

         (b) the amount of any Realized Losses, Applied Realized Loss Amounts and Unpaid Realized Loss Amounts;

         (c) the application of the amounts distributed on such Distribution Date pursuant to Section 3.01 hereof;

         (d)      whether a Trigger Event has occurred; and

         (e)      For each Distribution Date during the Funding Period,

                  (i) the Group I Pre-Funded Amount and the Group II Pre-Funded Amount previously used to acquire Subsequent Mortgage Loans;

                  (ii) the Group I Pre-Funding Account Earnings and the Group II Pre-Funding Account Earnings transferred to the Asset Proceeds Account;

                  (iii) the Group I Capitalized Interest Requirement and the Group II Capitalized Interest Requirement transferred to the Asset Proceeds Account; and

                  (iv) the Group I Pre-Funded Amount and the Group II Pre-Funded Amount; and for the Distribution Dated following the end of the Funding Period, the Group I Pre-Funded Amount distributed as a part of a Group I Principal Distribution and the Group II Pre-Funded Amount distributed as a part of a Group II Principal Distribution Amount.


         Section 3.03.  Reports by or on Behalf of the Master Servicer.

         (a) On or as soon as practicable following each Distribution Date, based on information provided by the Servicer, the Master Servicer shall report or cause to be published on the Trustee's website located at http://www.apps.gis.deutsche-bank.com/invr, or such other website as may be set forth in a notice provided to the Holder of each of the Certificates and each Rating Agency, the following information:

                  (i) with respect to each Class of Certificates (other than Class C and Class R) (based on a Certificate in the original principal amount of $1,000):

                           (a) the amount of the distributions on such Distribution Date;

                           (b) the amount of such distribution allocable to interest;

                           (c) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments, Substitution Shortfalls, repurchase amounts pursuant to Section 2.03 of the Standard Terms or other recoveries of principal included therein, any Group I or Group II Extra Principal Distribution Amount and any Class M-1, Class M-2, Class B-1, Applied Realized Loss Amount with respect to, and any Class M-1, Class M-2, and Class B-1, Unpaid Realized Loss Amount at, such Distribution Date;

                           (d) the principal balance after giving effect to any distribution allocable to principal; and

                           (e) any Interest Carry Forward Amount and any Certificates Carryover Amount;

                  (ii)     the Net WAC Cap and the Maximum Cap Rate;

                  (iii) the Realized Losses for Group I and Group II for the period and since the Cut-Off Date;

                  (iv) the largest Mortgage Loan balance outstanding in each Group;

                  (v) the Prepayment Penalties owed by borrowers and (if different) collected by the Servicer or the Master Servicer;

                  (vi) the Servicing Fees and Master Servicing Fees allocable to each Group;

                  (vii) One-Month LIBOR on the most recent Interest Determination Date;

                  (viii) the Pass-Through Rates for the Certificates for the current Accrual Period; and

                  (ix) for each Distribution Date during the Funding Period, the Pre-Funded Amount allocable to each Group.

                  (x) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent and (c) 90 or more days Delinquent, as of the close of business as of the end of the related prepayment period;

                  (xi) the percentage that each of the Scheduled Principal Balances set forth pursuant to clauses (a), (b) and
                           (c) of paragraph (i) above represent with respect to all Mortgage Loans in each Group;

                  (xii) the number and Scheduled Principal Balance of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business as of the end of the related Prepayment Period and in the immediately preceding Prepayment Period;

                  (xiii) the number of Mortgagors and the Scheduled Principal Balances of Mortgage Loans in each Group involved in bankruptcy proceedings as of the close of business as of the end of the related Prepayment Period;

                  (xiv) the aggregate number and aggregate book value of any REO Property in each Group as of the close of business as of the end of the related Prepayment Period; and

                  (xv) the number and amount by principal balance of 60+ Day Delinquent Loans in each Group, in each case by Servicer and as of the end of the related Prepayment Period.

         (b) All allocations made by the Trustee shall be based on information the Trustee receives from the Master Servicer which the Trustee shall be protected in relying on.

         Section 3.04.  Advance Facility.

         (a) The Servicer is hereby authorized to enter into any facility with any Person (any such Person, an "Advance Facility Counterparty") which provides that the Servicer may pledge or sell its rights to receive reimbursement of Advances pursuant to this Agreement or the Servicing Agreement ("Advance Reimbursement Rights") pursuant to credit facilities, repurchase facilities, or similar facilities providing liquidity for the funding of Advances, including facilities providing that such Advance Facility Counterparty may make all or a portion of the Advances (any such facility, an "Advance Facility"), although no Advance Facility shall reduce or otherwise affect the Servicer's obligations to fund such Advances. If so required pursuant to the terms of an Advance Facility, to the extent that an Advance Facility Counterparty makes all or a portion of any Advance and the Advance Facility Counterparty and the Servicer provide the Trustee with notice acknowledged by the Servicer that such Advancing Servicer is entitled to reimbursement, such Advancing Servicer shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.04(b). Such notice from the Advance Facility Counterparty and the Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advance Facility Counterparty's statement with respect to the amount of any reimbursement pursuant to this Section 3.04 and with respect to the Advance Facility Counterparty's statement with respect to the Section of this Agreement permits the Advance to be reimbursed. An Advance Facility Counterparty whose obligations are limited to the making of Advances will not be deemed to be a Sub-Servicer under this Agreement.

         (b) If so required pursuant to the terms of an Advance Facility, the Servicer may direct, and if so directed the Trustee is hereby authorized to and shall pay to the Advance Facility Counterparty (i) reimbursements for Advances; and (ii) all or such portion of the Servicing Fee as may be so specified in the Advance Facility, that would otherwise be payable to the Servicer pursuant to this Agreement or the Servicing Agreement.

         (c) Upon request of the Servicer, the Trustee agrees to execute such acknowledgments, certificates, and other documents recognizing the interests of any Advance Facility Counterparty in such Advance Reimbursement Rights and Servicing Fees as the Servicer may cause to be made subject to Advance Facilities pursuant to this Section 3.04, and such other documents in connection with such Advance Facilities as may be reasonably requested from time to time by any Advance Facility Counterparty. The implementation of the arrangement described in this Section shall not require the consent of Certificateholders or the Trustee


         Section 3.05   Basis Risk Reserve Fund

         (a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Certificates, other than the Class A-IO, Class X-IO, Class P, and Class R Certificates, the Basis Risk Reserve Fund, into which the Seller shall deposit $1,000. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

         (b) The Trustee shall make withdrawals from the Basis Risk Reserve Fund to make distributions pursuant to Section 3.01(e)(x) through (xiii).

         (c) Funds in the Basis Risk Reserve Fund shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed to the Class C Certificateholder pursuant to Section 3.01(h). The Class C Certificate shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in the Wells Fargo Prime Investment Money Market Fund or comparable investment vehicle. Any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholder on the following Distribution Date. For all Federal income tax purposes, amounts transferred by REMIC 3 to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC 3 to the Class C Certificateholder.

         (d) Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C
Certificateholder pursuant to Section 3.01(h).

         Section 3.06   The Instrument

         At any time on or after the Closing Date, the Depositor shall have the right to deposit into the Trust, solely for the benefit of the Holder of the Class C Certificates, a derivative contract or comparable instrument. Any such instrument shall constitute a fully prepaid agreement. All collections, proceeds and other amounts in respect of such an instrument shall be distributed to the Class C Certificates on the Distribution Date following receipt thereof by the Trustee. In no event shall such an instrument constitute a part of any REMIC created hereunder. In addition, in the event any such instrument is deposited, the Trust shall be deemed to be divided into two separate and discrete sub-Trusts. The assets of one such sub-Trust shall consist of all the assets of the Trust other than the instrument and the assets of the other sub-Trust shall consist solely of such instrument.


                                   Article IV
                                The Certificates

         Section 4.01.  The Certificates.


         The Certificates shall be designated generally as the Mortgage Loan Asset Backed Certificates, Series 2001-2. The aggregate principal amount of Certificates that may be executed and delivered under this Agreement is limited to $650,410,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.06 of the Standard Terms. The following table sets forth the Classes of Certificates, the initial Certificate Principal Balance for each such Class and CUSIP Numbers:

                                Initial Certificate         CUSIP
              Class              Principal Balance          Number

              AF-1                 $111,500,00             805564JG7

              AF-2                  37,100,000             805564JH5

              AF-3                  53,200,000             805564JJ1

              AF-4                  32,800,000             805564JK8

              AF-5                  38,862,000             805564JL6

              AF-6                  26,000,000             805564JM4

              AV-1                 185,000,000             805564JN2

              AV-2                  74,891,000             805564JP7

              M-1                   45,529,000             805564JR3

              M-2                   26,016,000             805564JS1

              B-1                   19,512,000             805564JT9

              A-IO                     (1)                 805564JQ5

              X-IO                     (1)                 805564JU6

               C                       (2)                    N/A

               P                       (3)                    N/A

               R                       (3)                    N/A

---------------------

(1) The Class A-IO and Class X-IO Certificates have no stated principal balance and are not entitled to any scheduled distributions of principal.

(2) The Class C Certificates have no stated principal balance or Pass-Through Rate and are entitled to receive the Class C Distribution Amount.

(3) The Class R and Class P Certificates have no stated principal balance or Pass-Through Rate and are not entitled to any scheduled distributions of principal or interest.

         Section 4.02.  Denominations.

         The Book-Entry Certificates shall be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates shall be held by the Beneficial Owners thereof through the book-entry facilities of the Clearing Agency as described herein, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in the case of the Public Certificates. So long as the Private Certificates are Book-Entry

Certificates, each Person which becomes a Beneficial Owner of Private Certificates will be deemed to make the representations and agreements set forth in the form of Rule 144A Agreement-QIB Certification attached as Exhibit D to the Standard Terms, and to indemnify the Depositor, the Trustee and the Master Servicer against any liability that may result if any transfer of a Private Certificate by such person is not exempt from registration under the Securities Act and all applicable state securities laws or is not made in accordance with such federal and state laws. The Class C and Class R Certificates shall be issued in certificated, fully-registered form in minimum Percentage Interests of 25% and integral multiples of 1% in excess thereof, except that two Class R Certificates may be issued in different denominations.

                                    Article V
                            Miscellaneous Provisions

         Section 5.01.  Request for Opinions.


         (a) The Depositor and the Master Servicer hereby request and authorize McKee Nelson LLP, as their counsel in this transaction, to issue on behalf of the Depositor and the Master Servicer such legal opinions to the Trustee and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust or (ii) requested by the Trustee, any Rating Agency or their respective counsels.

         (b) The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, the Master Servicer, and each Rating Agency as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

         Section 5.02. Form of Certificates; Schedules and Exhibits; Governing Law.

         (a) The Certificates shall be substantially in the respective forms set forth in the Exhibits hereto. All Certificates shall be dated the date of their execution.

         (b) Each of the Schedules and Exhibits attached hereto or referenced herein is incorporated herein by reference as contemplated by the Standard Terms.

         (c) In accordance with Section 11.04 of the Standard Terms, this Agreement shall be construed in accordance with and governed by the laws of the State, without regard to any conflicts of laws principles thereof.

         Section 5.03.  Optional Termination.


         (a) On any Master Servicer Remittance Date on or after the Initial Optional Termination Date, the Master Servicer may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust Estate at a price equal to 100% of the aggregate Scheduled Principal Balances of the Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the Master Servicer Custodial Account to the Asset Proceeds Account representing collections of principal on the Mortgage Loans during the current Remittance Period, plus one month's interest on such amount, plus in all cases all accrued and unpaid Servicing Fees and Master Servicing Fees plus the aggregate amount of any unreimbursed Advances and any Advances which the Servicer or the Master Servicer has theretofore failed to remit; but in any event such purchase amount shall be sufficient to retire all Group I and Group II Certificates in full. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Master Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         (b) The Master Servicer shall direct the Trustee to adopt and the Trustee shall adopt, as to each REMIC established hereunder, a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and as prepared by the Master Servicer, and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to each REMIC, a Qualified Liquidation.

         (c) Promptly following any purchase described in this Section 5.04, the Trustee will release the Trustee Mortgage Loan File to the Master Servicer or otherwise upon its order.

         Section 5.04. Master Servicer; Certificate Registrar, Paying Agent and Calculation Agent.

         (a) Saxon Mortgage, Inc. is hereby appointed as Master Servicer hereunder.

         (b) Bankers Trust Company is hereby appointed as Certificate Registrar, Paying Agent, and Calculation Agent. As Calculation Agent, Bankers Trust Company will be responsible for calculating and distributing to holders of Certificates on a timely basis all amounts of principal and interest on each Distribution Date and for (i) preparing and distributing on behalf of the Master Servicer on a timely basis all related payment distribution statements to Holders of Certificates containing all of the information required to be provided pursuant to Section 3.03(a) hereof, and (ii) preparing and filing on a timely basis with the Securities and Exchange Commission all required reports under the Securities Exchange Act of 1934 relating to the Trust. The Master Servicer can remove the Certificate Registrar, Paying Agent or Calculation Agent upon 30 days written notice.

         (c) In the event that the Person serving as Trustee hereunder is also serving as the Certificate Registrar, Paying Agent and Calculation Agent, the rights, powers, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Certificate Registrar, Paying Agent and Calculation Agent.

         (d) In connection with the performance of the Servicer's duties and obligations under the Servicing Agreement in the management of defaulted Mortgage Loans and otherwise, the Trustee shall fully cooperate with the Servicer in its performance of such duties, including, without limitation, executing and delivering all documents and instruments necessary to facilitate the performance thereof.

         (e) The Master Servicer may appoint any entity of its choosing to perform any or all REMIC tax administration duties.

                                      * * *

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of August 2, 2001.



                                            SAXON ASSET SECURITIES COMPANY



                                            By:   /s/ BRADLEY D. ADAMS
                                                  ------------------------------
                                                  Bradley D. Adams, Senior Vice
                                                  President



                                            SAXON MORTGAGE, INC.
                                             as Master Servicer


                                            By:   /s/ BRADLEY D. ADAMS
                                                  ------------------------------
                                                  Bradley D. Adams, Senior Vice
                                                  President



                                            BANKERS TRUST COMPANY
                                             as Trustee


                                            By:   /s/ BARBARA CAMPBELL
                                                  ------------------------------
                                                  Barbara Campbell, Assistant
                                                  Secretary

COUNTY OF HENRICO            )
                             ) ss.:
COMMONWEALTH OF VIRGINIA     )





        The foregoing instrument was acknowledged before me on August 2, 2001, by Bradley D. Adams, Senior Vice President of Saxon Asset Securities Company, a Virginia corporation, on behalf of the corporation.





                                            ------------------------------------
                                            Notary Public


My Commission expires:

COUNTY OF HENRICO            )
                             ) ss.:
COMMONWEALTH OF VIRGINIA     )





             The foregoing instrument was acknowledged before me on August 2, 2001, by Bradley D. Adams, Senior Vice President of Saxon Mortgage, Inc., a Virginia corporation, on behalf of the corporation.





                                                 -------------------------------
                                                 Notary Public




My Commission expires:

COUNTY OF                    )
         -----------------   ) ss.:
STATE OF CALIFORNIA          )





             The foregoing instrument was acknowledged before me on August 2, 2001, by Barbara Campbell, Assistant Secretary of Bankers Trust Company, a New York corporation, on behalf of the bank.








                                                 -------------------------------
                                                 Notary Public




My Commission expires:

                                   Schedule I

                                 Mortgage Loans



         A.       Group I Mortgage Loans.


         B.       Group II Mortgage Loans.

                  o        Subgroup IIA

                  o        Subgroup IIB

                                   Schedule II


                                 Sales Agreement

                                  Schedule III


                               Servicing Agreement

                                   Schedule IV


                       Form of Subsequent Sales Agreement